Logo: FIFTH THIRD FUNDS


MONEY MARKET MUTUAL FUNDS
INSTITUTIONAL SHARES

PROSPECTUS
NOVEMBER 29, 2006


THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE SHARES DESCRIBED IN THIS PROSPECTUS OR DETERMINED WHETHER THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FIFTH THIRD FUNDS
MONEY MARKET MUTUAL FUNDS
INSTITUTIONAL SHARES

TABLE OF CONTENTS
--------------------------------------------------------------------------------
This prospectus has been arranged into different sections so that you can easily review this important information. For more detailed information about each Fund, please see:

OBJECTIVES, STRATEGIES AND RISKS
Prime Money Market Fund ...................................   2
Government Money Market Fund ..............................   3
Michigan Municipal Money Market Fund ......................   4

SHAREHOLDER FEES AND FUND EXPENSES
Fee Tables ................................................   5
Expense Examples ..........................................   5

ADDITIONAL INFORMATION ABOUT THE
   FUNDS' INVESTMENTS
Name Policies .............................................   6
Investment Practices ......................................   6
Investment Risks ..........................................  12

FUND MANAGEMENT
Investment Advisor ........................................  13
Portfolio Holdings ........................................  14


SHAREHOLDER INFORMATION
Purchasing and Selling Fund Shares ........................  14
Abusive Trading Practices .................................  15
Purchasing and Adding to Your Shares ......................  15
Selling Your Shares .......................................  17
Exchanging Your Shares ....................................  18
Dividends and Capital Gains ...............................  18
Taxation ..................................................  19
Additional Information about the Funds ....................  20

FINANCIAL HIGHLIGHTS ......................................  20


BACK COVER
Where to learn more about Fifth Third Funds

OVERVIEW
--------------------------------------------------------------------------------

This section provides important information about each of the money market funds (each, a "Fund" and, collectively, the "Funds"), each a separate series of Fifth Third Funds, including the investment objective, principal investment strategies, principal risks, and volatility and performance information.
All Funds are managed by Fifth Third Asset Management, Inc. (the "Advisor"). LIKE OTHER INVESTMENTS, YOU COULD LOSE MONEY ON YOUR INVESTMENT IN A FUND. YOUR INVESTMENT IN A FUND IS NOT A DEPOSIT OR AN OBLIGATION OF FIFTH THIRD BANK OR ANY OTHER BANK AND IS NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH EACH MONEY MARKET FUND SEEKS TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN A FUND.

There is no guarantee that any Fund will achieve its objective.

FIFTH THIRD PRIME MONEY MARKET FUND                                 MONEY MARKET
--------------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE Current income consistent with stability of principal.

PRINCIPAL INVESTMENT STRATEGIES The Fund manages its portfolio subject to strict SEC guidelines, which are designed so that the Fund may maintain a stable $1.00 per share price, although there is no guarantee that it will do so. All of the Fund's investments are expected to mature in the short-term (397 days or less) and the dollar-weighted average portfolio maturity of the Fund may not exceed 90 days.

The Fund invests at least 95% of its portfolio in high-quality securities called "first tier" securities or unrated securities that are considered equivalent by the Fund's Advisor. These generally will be domestic or foreign corporate securities, including commercial paper that, at the time of purchase, are rated by such firms as Standard & Poor's and Moody's in their highest short-term major rating categories, or unrated securities that are considered equivalent by the Fund's Advisor. They also may include securities issued or guaranteed as to principal or interest by the U.S. Treasury or any U.S. Government agency or instrumentality. Additionally, shares of money market investment companies that invest exclusively in these securities may be used.

The Fund reserves the right to invest up to 5% of its total assets in "second tier" securities, which generally are corporate securities that, at the time of purchase, are rated by such firms as Standard & Poor's and Moody's in their second highest short-term major rating categories, or unrated securities that are considered equivalent by the Fund's Advisor. Some corporate securities purchased by the Fund may be restricted securities, that is they may be subject to limited resale rights.

The Fund may also invest in asset-backed securities and repurchase agreements collateralized by the securities mentioned above.

PRINCIPAL INVESTMENT RISKS The Fund's principal risks include interest rate risk, net asset value risk, credit risk and foreign investment risk.


INTEREST RATE RISK involves the possibility that the Fund's yield will decrease due to a decrease in interest rates or that the value of the Fund's investments will decline due to an increase in interest rates.

NET ASSET VALUE RISK involves the possibility that the Fund will be unable to meet its goal of a constant $1.00 per share.

CREDIT RISK involves the risk that an issuer cannot make timely interest and principal payments on its debt securities.

FOREIGN INVESTMENT RISK involves the risk associated with higher transaction costs, delayed settlements, and adverse economic, political or social developments.


VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES
--------------------------------------------------------------------------------

Bar Chart:
1996                 5.04%
  97                 5.21%
  98                 5.13%
  99                 4.79%
  00                 6.06%
  01                 3.84%
  02                 1.45%
  03                 0.74%
  04                 0.94%
  05                 2.78%

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.

  Best quarter:                 Q4 2000               1.57%
  Worst quarter:                Q4 2003               0.15%

  Year to Date Return (1/1/06 to 9/30/06):            3.35%


AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)
------------------------------------------------------------------------------------------------------------------------------------
                                                                INCEPTION DATE      PAST YEAR       PAST 5 YEARS     PAST 10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES                                                6/14/89           2.78%             1.94%            3.58%
------------------------------------------------------------------------------------------------------------------------------------

To obtain current yield information, visit www.53.com or call 1-800-282-5706.

FIFTH THIRD GOVERNMENT MONEY MARKET FUND                            MONEY MARKET
--------------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE High current income consistent with stability of principal and liquidity.

PRINCIPAL INVESTMENT STRATEGIES The Fund manages its portfolio subject to strict SEC guidelines, which are designed so that the Fund may maintain a stable $1.00 per share price, although there is no guarantee that it will do so. All of the Fund's investments are expected to mature in the short-term (397 days or less), and the dollar-weighted average portfolio maturity of the Fund may not exceed 90 days.

Under normal circumstances, the Fund invests at least 80% of its assets in U.S. Government securities, repurchase agreements collateralized by these securities, and shares of money market investment companies that invest exclusively in these securities. U.S. Government securities are debt securities issued or guaranteed as to principal and interest by the U.S. Treasury and obligations issued by U.S. Government-sponsored enterprises ("GSEs"), which may be agencies or instrumentalities of the U.S. Government, the securities of which are not guaranteed as to principal and interest by the U.S. Treasury. U.S. Government securities that are guaranteed and insured by the full faith and credit of the U.S. Treasury include U.S. Treasury securities and securities issued by the Government National Mortgage Association (Ginnie Mae), the Overseas Private Investment Corporation (OPIC), and the Small Business Administration (SBA). U.S. Government securities issued by GSEs the securities of which are neither guaranteed nor insured by the full faith and credit of the U.S. Treasury but which have the ability to borrow from the Treasury include Federal Home Loan Bank (FHLB), Student Loan Marketing Association (Sallie-Mae), Tennessee Valley Authority (TVA), Federal National Mortgage Association (Fannie Mae), Federal Home Loan Mortgage Corporation (Freddie Mac) and Federal Agricultural Mortgage Corporation (Farmer Mac). Federal Farm Credit Bank (FFCB) is a GSE that issues securities that are neither guaranteed nor insured by the full faith and credit of the U.S. Treasury and which has no ability to borrow from the Treasury. While there are different degrees of credit quality, all U.S. Government securities and securities issued by GSEs generally are considered highly credit worthy.

PRINCIPAL INVESTMENT RISKS The Fund's principal risks include credit risk, interest rate risk and net asset value risk.


CREDIT RISK involves the risk that an issuer cannot make timely interest and principal payments on its debt securities. With respect to GSEs such as FHLB, Sallie-Mae, TVA, Fannie Mae, FFCB and Freddie Mac, although the issuers may be chartered or sponsored by Acts of Congress, their securities are neither insured nor guaranteed by the U.S. Treasury and therefore have more credit risk than any direct obligation of the U.S. Treasury.

INTEREST RATE RISK involves the possibility that the Fund's yield will decrease due to a decrease in interest rates or that the value of the Fund's investments will decline due to an increase in interest rates.

NET ASSET VALUE RISK involves the possibility that the Fund will be unable to meet its goal of a constant $1.00 per share.


VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.


YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES
--------------------------------------------------------------------------------

Bar Chart:
1996                 4.96%
  97                 5.10%
  98                 4.98%
  99                 4.61%
  00                 5.86%
  01                 3.68%
  02                 1.27%
  03                 0.58%
  04                 0.77%
  05                 2.62%


The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.

  Best quarter:                 Q4 2000               1.53%
  Worst quarter:                Q1 2004               0.10%

  Year to Date Return (1/1/06 to 9/30/06):            3.21%

AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)
------------------------------------------------------------------------------------------------------------------------------------
                                                                INCEPTION DATE      PAST YEAR       PAST 5 YEARS     PAST 10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES                                                7/10/91           2.62%             1.78%            3.42%
------------------------------------------------------------------------------------------------------------------------------------

To obtain current yield information, visit www.53.com or call 1-800-282-5706.

FIFTH THIRD MICHIGAN MUNICIPAL MONEY MARKET FUND                    MONEY MARKET
--------------------------------------------------------------------------------

FUNDAMENTAL OBJECTIVE Current income that is exempt from federal income tax and Michigan personal income tax.

PRINCIPAL INVESTMENT STRATEGIES The Fund, under normal circumstances, invests at least 80% of its assets in Michigan municipal obligations, which consist of bonds, notes and commercial paper issued by the State of Michigan and its political subdivisions that are exempt from federal income taxes. The Fund may invest up to 100% of its assets in securities that may subject you to federal alternative minimum tax. The securities will have short-term debt ratings in the two highest rating categories of at least one Rating Agency or will be unrated securities of comparable quality.

The Fund manages its portfolio subject to strict SEC guidelines, which are designed so that the Fund may maintain a stable $1.00 per share price, although there is no guarantee that it will do so. All of the Fund's investments are expected to mature in the short-term (397 days or less) and the dollar-weighted average portfolio maturity of the Fund may not exceed 90 days.

PRINCIPAL INVESTMENT RISKS The principal risks of investing in the Fund include interest rate risk, net asset value risk, and credit risk.


INTEREST RATE RISK involves the possibility that the Fund's yield will decrease due to a decrease in interest rates or that the value of the Fund's investments will decline due to an increase in interest rates.

NET ASSET VALUE RISK involves the possibility that the Fund will be unable to meet its goal of a constant $1.00 per share.

CREDIT RISK involves the risk that an issuer cannot make timely interest and principal payments on its debt securities.


MICHIGAN STATE-SPECIFIC RISK. Due to the level of investment in municipal obligations issued by the State of Michigan and its local governments, the performance of the Fund will be closely tied to the economic and political conditions in the State of Michigan, and, therefore, an investment in the Fund may be riskier than an investment in other types of money market funds. The State's economy is principally dependent upon manufacturing (particularly automobiles, office equipment and other durable goods), tourism and agriculture and historically has been highly cyclical. The Fund may also be subject to credit risks of municipal issuers which may have historically experienced periods of financial difficulties. When a Fund's assets are concentrated in obligations from revenues of similar projects issued by issuers located in the same state or in industrial development bonds, the Fund will be subject to the particular risks (including legal and economic conditions) related to such securities to a greater extent than if its assets were not so concentrated.

VOLATILITY AND PERFORMANCE INFORMATION The bar chart and table provide an indication of the risks of an investment in the Fund by showing its performance from year to year and over time.

The returns assume that Fund distributions have been reinvested.

Past performance does not indicate how the Fund will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS AS OF 12/31 FOR INSTITUTIONAL SHARES1
--------------------------------------------------------------------------------
Bar Chart:
1996                 3.11%
  97                 3.31%
  98                 3.06%
  99                 2.86%
  00                 3.73%
  01                 2.47%
  02                 1.12%
  03                 0.67%
  04                 0.78%
  05                 1.97%

The bar chart above does not reflect the impact of any applicable sales charges or account fees, which would reduce returns.

  Best quarter:                 Q4 2000               0.98%
  Worst quarter:                Q4 2003               0.13%

  Year to Date Return (1/1/06 to 9/30/06):            2.20%

AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2005)1
------------------------------------------------------------------------------------------------------------------------------------
                                                                INCEPTION DATE      PAST YEAR       PAST 5 YEARS     PAST 10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL SHARES                                                6/3/91            1.97%             1.40%            2.30%
------------------------------------------------------------------------------------------------------------------------------------
1    For the period prior to October 29, 2001, the quoted performance of
     Institutional Shares reflects the performance of the Institutional shares of the Kent Michigan Municipal Money Market Fund. On October 29, 2001, that
     Fund, a registered open-end investment company managed by Fifth Third Asset
     Management, Inc. was merged into Fifth Third Michigan Municipal Money
     Market Fund.

To obtain current yield information, visit www.53.com or call 1-800-282-5706.

SHAREHOLDER FEES AND FUND EXPENSES
--------------------------------------------------------------------------------


FEE TABLES
--------------------------------------------------------------------------------

THESE TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU MAY PAY IF YOU BUY AND HOLD SHARES OF THE FUNDS.


Shareholder fees are paid by you at the time you purchase or sell your shares. Annual Fund Operating Expenses are paid out of Fund assets, and are reflected in the share price. Each Fund's fees and expenses are based upon the Fund's operating expenses for the fiscal year ended July 31, 2006.


SHAREHOLDER FEES
(FEES PAID DIRECTLY FROM YOUR INVESTMENT)                                                 MONEY MARKET FUNDS
------------------------------------------------------------------------------------------------------------------------------------
                                                                           FIFTH THIRD      FIFTH THIRD       FIFTH THIRD
                                                                           PRIME MONEY      GOVERNMENT    MICHIGAN MUNICIPAL
                                                                             MARKET        MONEY MARKET      MONEY MARKET
                                                                              FUND             FUND              FUND
------------------------------------------------------------------------------------------------------------------------------------
MAXIMUM SALES CHARGE (LOAD) IMPOSED
    ON PURCHASES                                                              None             None              None
------------------------------------------------------------------------------------------------------------------------------------
MAXIMUM SALES CHARGE (LOAD) IMPOSED
   ON REINVESTED DIVIDENDS                                                    None             None              None
------------------------------------------------------------------------------------------------------------------------------------
MAXIMUM DEFERRED SALES LOAD                                                   None             None              None
------------------------------------------------------------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES
   (as a percentage of average net assets)
------------------------------------------------------------------------------------------------------------------------------------
MANAGEMENT FEES                                                               0.40%            0.40%             0.40%
------------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTION (12B-1) FEES                                                     None             None              None
------------------------------------------------------------------------------------------------------------------------------------

OTHER EXPENSES                                                                0.26%            0.28%             0.27%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                                          0.66%            0.68%1            0.67%
------------------------------------------------------------------------------------------------------------------------------------
FEE WAIVER AND/OR EXPENSE REIMBURSEMENT2                                      0.12%             --               0.13%
------------------------------------------------------------------------------------------------------------------------------------
NET EXPENSES                                                                  0.54%             --               0.54%
------------------------------------------------------------------------------------------------------------------------------------


1 The Fund's Advisor and Administrator have voluntarily agreed to waive fees and/or reimburse expenses to limit total annual fund operating expenses for the Government Money Market Fund to 0.58%. This waiver and/or expense reimbursement may be discontinued at any time.

2 The Funds' Advisor and Administrator have contractually agreed to waive fees and/or reimburse expenses through November 28, 2007 to limit total annual fund operating expenses for the Prime Money Market Fund to 0.54% and for the Michigan Municipal Money Market Fund to 0.54%. Under the terms of the expense limitation agreement, fees waived or expenses reimbursed by the Advisor and Administrator are subject to reimbursement by the Fund for the 13 month period in which the expense limitation agreement is in effect. No reimbursement payment will be made by the Fund if it would result in the Fund exceeding the expense limitation described herein.

EXPENSE EXAMPLES
--------------------------------------------------------------------------------

Use the tables below to compare fees and expenses with the fees and expenses of other mutual funds. The tables illustrate the amount of fees and expenses you and the Fund would pay, assuming a $10,000 initial investment, 5% annual return, payment of maximum sales charges, and no changes in the Fund's operating expenses. Amounts are presented assuming redemption at the end of each period. Because these examples are hypothetical and for comparison only, your actual costs may be different.

MONEY MARKET FUNDS - INSTITUTIONAL SHARES                  1 YEAR            3 YEARS          5 YEARS          10 YEARS
------------------------------------------------------------------------------------------------------------------------------------

FIFTH THIRD PRIME MONEY MARKET FUND                         $ 55              $ 199            $ 356             $ 811
------------------------------------------------------------------------------------------------------------------------------------
FIFTH THIRD GOVERNMENT MONEY MARKET FUND                    $ 69              $ 218            $ 379             $ 847

------------------------------------------------------------------------------------------------------------------------------------
FIFTH THIRD MICHIGAN MUNICIPAL MONEY MARKET FUND            $ 55              $ 201            $ 360             $ 822
------------------------------------------------------------------------------------------------------------------------------------

ADDITIONAL INFORMATION ABOUT THE FUNDS' INVESTMENTS
--------------------------------------------------------------------------------

NAME POLICIES
--------------------------------------------------------------------------------

To comply with Securities and Exchange Commission ("SEC") rules regarding the use of descriptive words in a fund's name, some Funds have adopted policies of investing at least 80% of their net assets plus any borrowings made for investment purposes in specific types of investments or industries. Each Fund's policy is described in its summary description under the heading "Principal Investment Strategies." A Fund will not change its name policy without providing its shareholders at least 60 days' prior written notice.

INVESTMENT PRACTICES
--------------------------------------------------------------------------------

Each Fund may invest in a variety of securities and employ a number of investment techniques. The following table includes a list of permissible securities and investment techniques that each Fund may use; however, the selection of such securities and techniques is left to the investment discretion of the Advisor. Each security and technique involves certain risks. Following the table is a discussion of the risks associated with these securities and techniques. You may also consult the Statement of Additional Information for additional details regarding these permissible investments.

                     [THIS PAGE IS INTENTIONALLY LEFT BLANK]

ADDITIONAL INFORMATION ABOUT THE FUNDS' INVESTMENTS
--------------------------------------------------------------------------------

                                                                               Delayed
                                                Asset-                         Delivery/                Foreign     Guaranteed
                                                Backed    Common  Convertible   When-                  Currency     Investment
                                              Securities   Stock  Securities   Issueds   Derivatives  Transactions   Contracts

FIFTH THIRD FUNDS
MONEY MARKET FUNDS
------------------------------------------------------------------------------------------------------------------------------------
Prime Money Market Fund                            X                               X          X                           X
------------------------------------------------------------------------------------------------------------------------------------
Government Money Market Fund                       X                               X          X                           X
------------------------------------------------------------------------------------------------------------------------------------
Michigan Municipal Money Market Fund               X                               X          X
------------------------------------------------------------------------------------------------------------------------------------
                                                High-Yield/
                                                 High-Risk                      Investment     Investment
                                                   Debt         Illiquid         Company         Grade          Loan
                                                Securities      securities      Securities       Bonds     Participations
FIFTH THIRD FUNDS
MONEY MARKET FUNDS
------------------------------------------------------------------------------------------------------------------------------------
Prime Money Market Fund                                              X               X              X              X
------------------------------------------------------------------------------------------------------------------------------------
Government Money Market Fund                                         X               X              X              X
------------------------------------------------------------------------------------------------------------------------------------
Michigan Municipal Money Market Fund                                 X               X              X              X
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Non-U.S.
                                               Money      Mortgage-     Mortgage                    Traded
                                               Market       Backed       Dollar     Municipal      Foreign       Preferred
                                            Instruments   Securities      Rolls     Securities    Securities       Stocks
FIFTH THIRD FUNDS
MONEY MARKET FUNDS
------------------------------------------------------------------------------------------------------------------------------------
Prime Money Market Fund                           X           X                          X
------------------------------------------------------------------------------------------------------------------------------------
Government Money Market Fund                      X           X                          X
------------------------------------------------------------------------------------------------------------------------------------
Michigan Municipal Money Market Fund              X           X                          X
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Small and
                                              Real Estate                     Reverse                Short-    Micro
                                               Investment     Restricted    Repurchase   Securities   Term      Cap       Stripped
                                             Trusts (REITs)   Securities    Agreements     Lending   Trading  Equities  Obligations
FIFTH THIRD FUNDS
MONEY MARKET FUNDS
------------------------------------------------------------------------------------------------------------------------------------
Prime Money Market Fund                                            X             X            X         X                     X
------------------------------------------------------------------------------------------------------------------------------------
Government Money Market Fund                                       X                          X         X                     X
------------------------------------------------------------------------------------------------------------------------------------
Michigan Municipal Money Market Fund                               X             X            X         X                     X
------------------------------------------------------------------------------------------------------------------------------------
                                                U.S.         U.S.                        Variable                      Zero-
                                             Government     Traded         U.S.        and Floating                   Coupon
                                               Agency       Foreign       Treasury         Rate                        Debt
                                             Securities    Securities    Obligations    Instruments    Warrants      Obligations
FIFTH THIRD FUNDS
MONEY MARKET FUNDS
------------------------------------------------------------------------------------------------------------------------------------
Prime Money Market Fund                           X            X             X                X                           X
------------------------------------------------------------------------------------------------------------------------------------
Government Money Market Fund                      X            X             X                X                           X
------------------------------------------------------------------------------------------------------------------------------------
Michigan Municipal Money Market Fund              X                          X                X                           X
------------------------------------------------------------------------------------------------------------------------------------


                                   8-9 SPREAD

ADDITIONAL INFORMATION ABOUT THE FUNDS' INVESTMENTS
--------------------------------------------------------------------------------

ASSET-BACKED SECURITIES: Securities secured by company receivables, home equity loans, truck and auto loans, leases, credit card receivables and securities backed by other types of receivables or other assets.

COLLATERALIZED LOAN OBLIGATIONS: A type of asset-backed security that is an obligation of a trust typically collateralized by pools of loans.

DELAYED DELIVERY TRANSACTIONS/FORWARD COMMITMENTS/WHEN-ISSUEDS: A purchase of, or contract to purchase, securities at a fixed price for delivery at a future date. Under normal market conditions, a Fund's obligations under these commitments will not exceed 25% of its total assets.

DERIVATIVES: Instruments whose value is derived from an underlying contract, index or security, or any combination thereof, including futures, options, (e.g., put and calls), options on futures, swaps, swaptions, some mortgage-backed securities and custody receipts.

     CUSTODY RECEIPTS: Derivative products which, in the aggregate, evidence direct ownership in a pool of securities, such as Lehman Brothers TRAINs and Morgan Stanley TRACERs.

FOREIGN SECURITIES--NON-U.S. TRADED: Stocks, bonds, and other obligations issued by foreign companies, foreign governments, and supranational entities that trade on non-U.S. exchanges.

FOREIGN SECURITIES--U.S. TRADED: Stocks, bonds, and other obligations issued by foreign companies, foreign governments, and supranational entities that trade on U.S. exchanges.

     AMERICAN DEPOSITARY RECEIPTS ("ADRS"): ADRs are foreign shares of a company held by a U.S. bank that issues a receipt evidencing ownership.

     YANKEE BONDS AND SIMILAR DEBT OBLIGATIONS: U.S.-dollar denominated bonds issued by foreign corporations or governments.

          CANADA BONDS: Issued by Canadian provinces.

          SOVEREIGN BONDS: Issued by the government of a foreign country.

          SUPRANATIONAL BONDS: Issued by supranational entities, such as the World Bank and European Investment Bank.

GUARANTEED INVESTMENT CONTRACTS: Contract between a fund and an insurance company that guarantees a specific rate of return on the invested capital over the life of the contract.

ILLIQUID SECURITIES: Securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the security.

INVESTMENT COMPANY SECURITIES: Shares of investment companies. Investment companies may include money market funds and shares of other registered investment companies for which the Advisor to a Fund or any of its affiliates serves as investment advisor, administrator or distributor.

INVESTMENT GRADE BONDS: Interest-bearing or discounted securities that obligate the issuer to pay the bondholder a specified sum of money, usually at specific intervals, and to repay the principal amount of the loan at maturity. These bonds are rated BBB or better by S&P or Baa or better by Moody's or similarly rated by other nationally recognized statistical rating organizations, or, if not rated, determined to be of comparable quality by the Advisor.

LOAN PARTICIPATIONS: Interests in loans to U.S. corporations that are administered by the lending bank or agent for a syndicate of lending banks.

MONEY MARKET INSTRUMENTS: Investment-grade, U.S.-dollar denominated debt securities that have remaining maturities of one year or less. These securities may include U.S. Government obligations, commercial paper and other short-term corporate obligations, repurchase agreements collateralized with U.S. Government securities, certificates of deposit, bankers' acceptances, and other financial institution obligations. Money market instruments may carry fixed or variable interest rates.

     BANKERS' ACCEPTANCES: Bills of exchange or time drafts drawn on and accepted by a commercial bank. Maturities are generally six months or less.

ADDITIONAL INFORMATION ABOUT THE FUNDS' INVESTMENTS
--------------------------------------------------------------------------------

     CERTIFICATES OF DEPOSIT: Negotiable instruments with a stated maturity.

     COMMERCIAL PAPER: Secured and unsecured short-term promissory notes issued by corporations and other entities. Maturities generally vary from a few days to nine months.

     REPURCHASE AGREEMENTS: The purchase of a security and the simultaneous commitment to return the security to the seller at an agreed upon price on an agreed upon date.

     TIME DEPOSITS: Non-negotiable receipts issued by a bank in exchange for the deposit of funds.

MORTGAGE-BACKED SECURITIES: Debt obligations secured by real estate loans and pools of loans. These include collateralized mortgage obligations and real estate mortgage investment conduits.

     COLLATERALIZED MORTGAGE OBLIGATIONS: Mortgage-backed bonds that separate mortgage pools into different maturity classes.

MUNICIPAL SECURITIES: Securities issued by a state or political subdivision to obtain funds for various public purposes. Municipal securities include (a) governmental lease certificates of participation issued by state or municipal authorities where payment is secured by installment payments for equipment, buildings, or other facilities being leased by the state or municipality; (b) municipal notes and tax-exempt commercial paper; (c) serial bonds; (d) tax anticipation notes sold to finance working capital needs of municipalities in anticipation of receiving taxes at a later date; (e) bond anticipation notes sold in anticipation of the issuance of long-term bonds in the future; (f) pre-refunded municipal bonds whose timely payment of interest and principal is ensured by an escrow of U.S. Government obligations; and (g) general obligation bonds.

     STAND-BY COMMITMENTS: Contract where a dealer agrees to purchase at a fund's option a specified municipal obligation at its amortized cost value to a fund plus accrued interest.

RESTRICTED SECURITIES: Securities not registered under the Securities Act of 1933, such as privately placed commercial paper and Rule 144A securities.

REVERSE REPURCHASE AGREEMENTS: The sale of a security and the simultaneous commitment to buy the security back at an agreed upon price on an agreed upon date. This is treated as a borrowing by a Fund.

SECURITIES LENDING: The lending of up to 331 1/43% of the Fund's total assets, plus the amount of the securities out on loan. In return, the Fund will receive cash, other securities, and/or letters of credit.

SHORT-TERM TRADING: The sale of a security soon after its purchase. A portfolio engaging in such trading will have higher turnover and transaction expenses.

STRIPPED OBLIGATIONS: U.S. Treasury Obligations and their unmatured interest coupons that have been separated ("stripped") by their holder, typically a custodian bank or other institution.

TRUST PREFERRED SHARES: Securities possesing characteristics of both equity and debt issues.

U.S. GOVERNMENT AGENCY SECURITIES: Securities issued by agencies and instrumentalities of the U.S. Government. These include Fannie Mae and Freddie Mac.

U.S. TREASURY OBLIGATIONS: Bills, notes, bonds, Ginnie Maes, separately traded registered interest and principal securities, and coupons under bank entry safekeeping.

VARIABLE AND FLOATING RATE INSTRUMENTS: Obligations with interest rates which are reset daily, weekly, quarterly or according to some other period and that may be payable to a Fund on demand.

ZERO-COUPON DEBT OBLIGATIONS: Bonds and other debt obligations that pay no interest, but are issued at a discount from their value at maturity. When held to maturity, their entire return equals the difference between their issue price and their maturity value.

ADDITIONAL INFORMATION ABOUT THE FUNDS' INVESTMENTS
--------------------------------------------------------------------------------

INVESTMENT RISKS
--------------------------------------------------------------------------------

Below is a discussion of the types of risks inherent in the securities and investment techniques listed above as well as those risks discussed in "Principal Investment Risks." Because of these risks, the value of the securities held by the Funds may fluctuate, as will the value of your investment in the Funds. Certain investments and Funds are more susceptible to these risks than others. Fixed income securities are primarily influenced by market, credit and pre-payment risks, although certain securities may be subject to additional risks.


CREDIT RISK. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises. The following investments and practices are subject to credit risk: asset-backed securities, bankers' acceptances, bonds, certificates of deposit, commercial paper, derivatives, guaranteed investment contracts, investment grade bonds, loan participations, money market instruments, mortgage-backed securities, municipal securities, securities lending, time deposits, U.S. Government agency securities, variable and floating rate instruments, when-issued and delayed delivery transactions, Yankee bonds and similar debt obligations, and zero-coupon debt obligations.

FOREIGN INVESTMENT RISK. The risk associated with higher transaction costs, delayed settlements, currency controls and adverse economic developments related to foreign investments. This also includes the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign currency denominated investments and may widen any losses. Exchange rate volatility also may affect the ability of an issuer to repay U.S. dollar denominated debt, thereby increasing credit risk. Foreign securities may also be affected by incomplete or inaccurate financial information on companies, social upheavals or political actions ranging from tax code changes to governmental collapse. These risks are more significant in emerging markets. The following investments and practices are subject to foreign investment risk: American depository receipts (ADRs), non-U.S. traded and U.S. traded foreign securities, and Yankee bonds and similar debt obligations.

INTEREST RATE RISK. The risk that debt prices overall will decline over short or even long periods due to rising interest rates. A rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. Interest rate risk should be modest for shorter-term securities, moderate for intermediate-term securities, and high for longer-term securities. Generally, an increase in the average maturity of the Fund will make it more sensitive to interest rate risk. The market prices of securities structured as zero coupon are generally affected to a greater extent by interest rate changes. These securities tend to be more volatile than securities which pay interest periodically. The following investments and practices are subject to interest rate risk: asset-backed securities, bankers' acceptances, bonds, certificates of deposit, collateralized mortgage obligations, commercial paper, derivatives, investment grade bonds, loan participations, mortgage-backed securities, stripped obligations, U.S. Government agency securities, U.S. Treasury obligations, Yankee bonds and similar debt obligations, and zero-coupon debt obligations.


LEVERAGE RISK. The risk associated with securities or practices that multiply small index or market movements into large changes in value. Leverage is often associated with investments in derivatives, but also may be embedded directly in the characteristics of other securities.

     HEDGED. When a derivative (a security whose value is based on another security or index) is used as a hedge against an opposite position that the Fund also holds, any loss generated by the derivative should be substantially offset by gains on the hedged investment, and vice versa. Hedges are sometimes subject to imperfect matching between the derivative and underlying security, and there can be no assurance that a Fund's hedging transactions will be effective.

     SPECULATIVE. To the extent that a derivative is not used as a hedge, the Fund is directly exposed to the risks of that derivative. Gains or losses from speculative positions in a derivative may be substantially greater than the derivatives original cost.


The following investments and practices are subject to leverage risk: derivatives, repurchase agreements, reverse repurchase agreements, securities lending, and when-issued and delayed delivery transactions.

LIQUIDITY RISK. The risk that certain securities may be difficult or impossible to sell at the time and the price that would normally prevail in the market. The seller may have to lower the price, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on Fund management or performance. This includes the risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments. The following investments and practices are subject to liquidity risk: asset-backed securities, bankers' acceptances, certificates of deposit, commercial paper, derivatives, non-U.S. traded and U.S. traded foreign securities, illiquid securities, loan participations, restricted securities, securities lending, time deposits, variable and floating rate instruments, and when-issued and delayed delivery transactions.

ADDITIONAL INFORMATION ABOUT THE FUNDS' INVESTMENTS
--------------------------------------------------------------------------------

MANAGEMENT RISK. The risk that a strategy used by a Fund's portfolio manager may fail to produce the intended result. This includes the risk that changes in the value of a hedging instrument will not match those of the asset being hedged. Incomplete matching can result in unanticipated risks. Derivatives are subject to management risk.

MARKET RISK. The risk that the market value of a security may move up and down, sometimes rapidly and unpredictably. These fluctuations may cause a security to be worth less than the price originally paid for it, or less than it was worth at an earlier time. Market risk may affect a single issuer, industrial sector of the economy or the market as a whole. There is also the risk that the current interest rate may not accurately reflect existing market rates. For fixed income securities, market risk is largely, but not exclusively, influenced by changes in interest rates. A rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. Finally, key information about a security or market may be inaccurate or unavailable. This is particularly relevant to investments in foreign securities. The following investments/investment practices are subject to market risk: ADRs, asset-backed securities, bankers' acceptances, bonds, certificates of deposit, commercial paper, derivatives, non-U.S. traded and U.S. traded foreign securities, illiquid securities, investment company securities, investment grade bonds, money market instruments, mortgage-backed securities, municipal securities, restricted securities, reverse repurchase agreements, securities lending, short-term trading, stand-by commitments, time deposits, variable and floating rate instruments, when-issued and delayed delivery transactions, Yankee bonds and similar debt obligations, and zero-coupon debt obligations.

POLITICAL RISK. The risk of losses attributable to unfavorable governmental or political actions, seizure of foreign deposits, changes in tax or trade statutes, and governmental collapse and war. The following investments/investment practices are subject to political risk: ADRs, bonds, non-U.S. traded and U.S. traded foreign securities, municipal securities, and Yankee bonds and similar debt obligations.

PRE-PAYMENT/CALL RISK. The risk that the principal repayment of a security will occur at an unexpected time. Pre-payment risk is the chance that the repayment of a mortgage will occur sooner than expected. Call risk is the possibility that, during times of declining interest rates, a bond issuer will "call"--or repay--higher yielding bonds before their stated maturity. Changes in pre-payment rates can result in greater price and yield volatility. Pre-payments and calls generally accelerate when interest rates decline. When mortgage and other obligations are pre-paid or called, a Fund may have to reinvest in securities with a lower yield. In this event, the Fund would experience a decline in income--and the potential for taxable capital gains. Further, with early pre-payment, a Fund may fail to recover any premium paid, resulting in an unexpected capital loss. Pre-payment/call risk is generally low for securities with a short-term maturity, moderate for securities with an intermediate-term maturity, and high for securities with a long-term maturity. The following investments/investment practices are subject to pre-payment/call risk: asset-backed securities, bonds, collateralized mortgage obligations, and mortgage-backed securities.

REGULATORY RISK. The risk associated with federal and state laws which may restrict the remedies that a lender has when a borrower defaults on loans. These laws include restrictions on foreclosures, redemption rights after foreclosure, federal and state bankruptcy and debtor relief laws, restrictions on "due on sale" clauses, and state usury laws. The following investments/investment practices are subject to regulatory risk: asset-backed securities, mortgage-backed securities, and municipal securities.


TAX RISK. The risk that the issuer of the securities will fail to comply with certain requirements of the Internal Revenue Code, which would cause adverse tax consequences. Municipal securities are subject to tax risk.

TURNOVER RISK. The risk that, through active trading, the Fund may have a high portfolio turnover rate, which can mean higher taxable distributions and lower performance due to increased brokerage costs.


FUND MANAGEMENT
--------------------------------------------------------------------------------


INVESTMENT ADVISOR
--------------------------------------------------------------------------------


Fifth Third Asset Management, Inc. ("FTAM"), 38 Fountain Square Plaza, Cincinnati, Ohio 45202, serves as investment advisor to the Funds and is a wholly-owned subsidiary of Fifth Third Bank. Fifth Third Bank is a wholly-owned subsidiary of Fifth Third Financial Corporation, which is in turn a wholly-owned subsidiary of Fifth Third Bancorp. FTAM provides comprehensive advisory services for institutional and personal clients. FTAM offers a broadly diversified asset management product line utilizing proprietary mutual funds, commingled funds, and separate accounts. Through teams of experienced and knowledgable investment professionals, advanced research resources, and disciplined investment processes, the Advisor's goal is to produce superior, long-term investment results and client satisfaction.

FUND MANAGEMENT
--------------------------------------------------------------------------------

Subject to the supervision of the Funds' Board of Trustees, the Advisor manages the Funds' assets, including buying and selling portfolio securities. The Advisor employs an experienced staff of over 50 professional investment analysts, portfolio managers and traders, and uses several computer-based systems in conjunction with fundamental analysis to identify investment opportunities. The Advisor also furnishes office space and certain administrative services to the Funds.


As of September 30, 2006, Fifth Third Asset Management, Inc. had approximately $21.0 billion of assets under management, including approximately $11.8 billion of assets in the Fifth Third Funds.


A discussion of the basis for the Board of Trustees' approval of the Funds' investment advisory contracts is included in the shareholder reports for the period during which the Board of Trustees approved such contracts.

The Advisor may appoint one or more subadvisors to manage all or a portion of the assets of the Funds. On September 28 2005, the Securities and Exchange Commission (SEC) granted exemptive relief to the Funds and the Advisor to permit the Advisor, subject to certain conditions, including the one-time approval of the Funds' Board of Trustees and shareholders, to appoint and replace subadvisors, enter into subadvisory agreements, and amend and terminate subadvisory agreements on behalf of the Fund without shareholder approval. The Advisor has received the one-time approval from the Funds' Board of Trustees and shareholders. The exemptive order gives the Advisor the ability to change the fee payable to a subadvisor or appoint a new subadvisor at a fee different than that paid to the current subadvisor, which in turn may result in a different fee retained by the Advisor.

The management fees, after fee waivers, paid by the Funds for the fiscal year ended July 31, 2006 are as follows:

                                                           AS A PERCENTAGE OF
                                                        AVERAGE DAILY NET ASSETS
--------------------------------------------------------------------------------
PRIME MONEY MARKET FUND                                           0.40%
--------------------------------------------------------------------------------
GOVERNMENT MONEY MARKET FUND                                      0.40%
--------------------------------------------------------------------------------
MICHIGAN MUNICIPAL MONEY MARKET FUND                              0.40%
--------------------------------------------------------------------------------

PORTFOLIO HOLDINGS
--------------------------------------------------------------------------------

The Funds have established policies and procedures with respect to the disclosure of the Funds' portfolio holdings. A description of the policies and procedures is provided in the Statement of Additional Information. The Funds will publicly disclose their portfolio holdings, as reported on a week-end basis, by posting this information on the Trust's website (www.fifththirdfunds.com) in the section entitled "Annual Reports and Other Information". The schedules will consist of the following information about each security (other than cash positions) held by the Funds as of the relevant week-end: CUSIP number, the name of the issuer, number of shares or aggregate par value held, and the traded market value. This information will be posted on the Tuesday following the relevant week's end, and will remain accessible on the website until the next week's information is posted.

SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------

PURCHASING AND SELLING FUND SHARES
--------------------------------------------------------------------------------

PRICING FUND SHARES

The Funds' Net Asset Value (NAV) is calculated by dividing the Funds' net assets by the number of its shares outstanding. The Funds attempts to maintain a NAV of $1 per share. The value of each portfolio instrument held by the Funds is determined by using amortized cost.

The Fifth Third Michigan Municipal Money Market Fund calculates its NAV at 12 noon. The Fifth Third Government Money Market Fund calculates its NAV at 2pm. The Fifth Third Prime Money Market Fund calculates its NAV at 4 p.m. All times are Eastern Time. Each Fund's NAV is calculated on any day that the Federal Reserve Bank of Cleveland and the principal bond markets (as recommended by the Bond Market Association) are open for regular trading, as well as any other day on which regular trading in money market instruments is taking place. On any day that the bond markets close early, such as days in advance of holidays or in the event of any emergency, the Funds reserve the right to advance the time NAV is determined and by which purchase, redemption, and exchange orders

SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------

must be received on that day. The Funds will be closed on the following holidays: New Year's Day, Martin Luther King Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day and Christmas.

ADDITIONAL INFORMATION ABOUT PRICING FUND SHARES


Shares of the Funds are sold through financial intermediaries who have entered into sales agreements with the Distributor. The Trust has authorized one or more brokers to receive on its behalf purchase or redemption orders. These brokers are authorized to designate other intermediaries to act in this capacity. Orders received prior to the close of the New York Stock Exchange by a financial intermediary that has been authorized to accept orders on the Trust's behalf will be deemed accepted by the Trust the same day and will be executed at that day's closing share price. Each financial intermediary's agreement with the Trust permits the financial intermediary to transmit orders received by the financial intermediary prior to the close of regular trading on the New York Stock Exchange to the Trust after that time and allows those orders to be executed at the closing share price calculated on the day the order was received by the financial intermediary.

The purchase or sale of Fund shares through financial intermediaries may be subject to transaction fees or other different or additional fees than those otherwise disclosed in this Prospectus.


ABUSIVE TRADING PRACTICES
--------------------------------------------------------------------------------

In order to protect shareholders, the Funds discourage excessive short-term or other abusive trading practices that can increase transactional expenses, produce adverse tax consequences, or interfere with the efficient execution of portfolio management strategies. The Funds may reject purchases or exchanges, or terminate purchase or exchange privileges where excessive short-term or other abusive trading practices are detected. Certain accounts ("omnibus accounts") include multiple investors and such accounts typically provide the Funds with a net purchase or redemption request on any given day where purchasers of Fund shares and redeemers of Fund shares are netted against one another and the identity of individual purchasers and redeemers whose orders are aggregated are not known by the Funds. While the Funds monitor for excessive short-term or other abusive trading practices, there can be no guarantee that the Funds will be successful in identifying this activity, particularly with respect to activity occurring within omnibus accounts.

The Trustees have approved policies and procedures designed to detect and prevent short-term trading activity and other abusive trading activity in Fund shares. First, when a market quotation is not readily available for a security, the Funds are exposed to the risk that investors may purchase or redeem shares at a net asset value that does not appropriately reflect the value of the underlying securities. The Funds seek to deter and prevent this activity, sometimes referred to as "stale price arbitrage", by the appropriate use of "fair value" pricing of the Funds' portfolio securities. Second, the Funds seek to monitor shareholder account activities in order to detect and prevent excessive and disruptive trading practices. Personnel responsible for detecting short-term trading activity (the "Trading Monitor") in the Funds' shares is responsible for (i) rejecting any purchase or exchange, or (ii) terminating purchase or exchange privileges if, in the judgment of the Trading Monitor, the transaction would adversely affect a Fund or its shareholders. The Funds recognize that the Trading Monitor will not always be able to detect or prevent short-term or other abusive trading practices, particularly with respect to activity occurring within omnibus accounts.

PURCHASING AND ADDING TO YOUR SHARES
--------------------------------------------------------------------------------

You may purchase shares on days when the Funds are open for business. Your purchase price will be the next NAV after your purchase order, completed application and full payment have been received by the Funds, its transfer agent, or other servicing agent. All orders for the Money Market Funds must be received by the Funds, its transfer agent, or servicing agent on the following schedule (Eastern Time) in order to receive that day's NAV: Fifth Third Michigan Municipal Money Market Fund--12 noon; Fifth Third Government Money Market Fund--2 p.m.; Fifth Third Prime Money Market Fund--4 p.m.

Institutional shares only may be purchased through the Trust and Investment Department of Fifth Third Bank, Fifth Third Securities, Inc.--Institutional Investment Division, qualified employee retirement plans subject to minimum requirements that may be established by the distributor of Fund shares, or broker-dealers, investment advisers, financial planners or other financial institutions which have an agreement with the Funds to place trades for themselves or their clients for a fee. In order to purchase Institutional shares through one of those entities, you must have an account with it. That account will be governed by its own rules and regulations, which may be more stringent than the rules and regulations governing an investment in the Funds, and you should consult your account documents for full details. Your shares in the Funds may be held in an omnibus account in the name of that institution.

SHAREHOLDER CONTACT INFORMATION

For accounts held at the Funds, please call 1-800-282-5706, or write to Fifth Third Funds, P.O. Box 182706, Columbus, Ohio 43218-2706 or via express mail to:
Fifth Third Funds, c/o BISYS Fund Services, 3435 Stelzer Road, Columbus, Ohio 43219-3035.

For account holders at other financial institutions, contact your investment representative at your financial institution.

SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------

The entity through which you are purchasing your shares is responsible for transmitting orders to the Funds and it may have an earlier cut-off time and different trading and exchange policies. Consult that entity for specific information. Some policy differences may include:

     o    minimum investment requirements

     o    exchange policies

     o    cutoff time for investments

     o    redemption fees

If your purchase order has been received by the Funds prior to the time designated by the Funds for receiving orders, you will receive the dividend, if any, declared for that day.

INVESTMENT AMOUNTS

The minimum initial investment in Institutional shares of the Funds offered by this Prospectus is $1,000. An Institutional shareholder's minimum investment cannot be calculated by combining all accounts she/he maintains with Fifth Third Funds -- rather, the shareholder must meet the minimum amount for each fund in which she/he wishes to invest. Subsequent investments must be in amounts of at least $50.

All purchases must be in U.S. dollars. A fee may be charged for any checks that do not clear. The Funds reserve the right to reject cash, third-party checks, starter checks, traveler's checks and credit card convenience checks. Money orders are not accepted. All checks should be made payable to the Fifth Third Funds.

The Funds may reject a purchase order for any reason. The Funds reserve the right to waive the minimum investment.

For details, contact the Trust toll free at 1-800-282-5706 or write to: Fifth Third Funds, P.O. Box 182706, Columbus, Ohio 43218-2706, or by express mail to:
Fifth Third Funds, 3435 Stelzer Road, Columbus, Ohio 43219.

AVOID WITHHOLDING TAX

Each Fund is required to withhold a portion of taxable dividends, capital gains distributions and redemptions paid to any shareholder who has not provided the Fund with his or her certified Taxpayer Identification Number (your Social Security Number for individual investors) or otherwise fails to comply with IRS rules. Shareholders are urged to read the additional information concerning withholding provided in the SAI.

CUSTOMER IDENTIFICATION INFORMATION

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person that opens a new account, and to determine whether such person's name appears on government lists of known or suspected terrorists and terrorist organizations.

As a result, the Funds must obtain the following information for each person that opens a new account:

     o    Name;

     o    Date of birth (for individuals);

     o Residential or business street address (although post office boxes are still permitted for mailing); and

     o Social security number, taxpayer identification number, or other identifying number.

You may also be asked for a copy of your driver's license, passport or other identifying document in order to verify your identity. In addition, it may be necessary to verify your identity by cross-referencing your identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other entities. Federal law prohibits the Funds and other financial institutions from opening a new account unless they receive the minimum identifying information listed above. After an account is opened, the Funds may restrict your ability to purchase additional shares until your identity is verified. The Funds may close your account or take other appropriate action if they are unable to verify your identity within a reasonable time. If your account is closed for this reason, your shares will be redeemed at the NAV next calculated after the account is closed.

SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------

SELLING YOUR SHARES
--------------------------------------------------------------------------------

You may sell your shares on days when the Funds are open for business. Your sales price will be the next NAV after your sell order is received by the Funds, its transfer agent, or other servicing agent. All orders must be received prior to the time the Fund calculates its NAV in order to receive that day's NAV. If your order has been received by the Fund prior to the time the Fund calculates its NAV, and your shares have been sold, you will not receive the dividend, if any, declared for that day. Normally you will receive your proceeds within a week after your request is received.

In order to sell your shares, call the Trust and Investment Department at Fifth Third Bank, Fifth Third Securities, Inc.--Institutional Investment Division, the sponsor of your qualified employee retirement plan or the broker-dealer, investment adviser, financial planner or other institution through which you purchased your shares.

The entity through which you are selling your shares is responsible for transmitting the order to the Funds, and it may have an earlier cut-off for sale requests. Consult that entity for specific information. If your sell order has been received by the Funds prior to the time designated by the Funds for receiving orders on a specific day, you will not receive the dividend, if any, declared for that day. See "Shareholder Contact Information" above.

For accounts held at the Funds, please call 1-800-282-5706, or write to Fifth Third Funds, P.O. Box 182706, Columbus, Ohio 43218-2706 or via express mail to:
Fifth Third Funds, c/o BISYS Fund Services, 3435 Stelzer Road, Columbus, Ohio 43219-3035.

For account holders at other financial institutions, contact your investment representative at your financial institution.


In certain circumstances, shares may be sold only by written request, accompanied by a signature guarantee.

REDEMPTIONS IN WRITING REQUIRED

You must request redemption in writing and obtain a signature guarantee if:

     o    The address on file has been changed in the last 10 business days.

     o    The check is not being mailed to the address on your account.

     o    The check is not being made payable to the owner of the account.

     o You are requesting a redemption with electronic or wire transfer payment and have not previously established this option on your account.

You may obtain a signature guarantee from a financial institution, such as a bank, broker-dealer, or credit union, or from members of the Securities Transfer Agents Medallion Program (STAMP), New York Stock Exchange Medallion Signature Program (MSP), or Stock Exchanges Medallion Program (SEMP). Members of the STAMP, MSP, and SEMP are subject to dollar limitations, which must be considered when requesting their guarantee. The Transfer Agent may reject any signature guarantee if it believes the transaction would otherwise be improper.


POSTPONEMENT OF REDEMPTION PAYMENTS

Federal securities law permits any Fund to delay sending to you redemption proceeds for up to seven days if the Fund believes that a redemption would disrupt its operation or performance. Under unusual circumstances, the law also permits the Fund to delay sending redemption payments during any period when (a) trading on the NYSE is restricted by applicable rules and regulations of the SEC, (b) the NYSE is closed for other than customary weekend and holiday closings, (c) the SEC has by order permitted such suspension, or (d) an emergency exists as determined by the SEC.

REDEMPTION IN KIND

If, during any 90 day period, you redeem Fund shares worth more than $250,000 (or 1% of a Fund's net asset value if that amount is less than $250,000), the Funds reserve the right to pay part or all of the redemption proceeds in excess of these amounts in readily marketable securities instead of in cash.

REDEMPTIONS WITHIN 15 DAYS OF INVESTMENT - SHARES PURCHASED BY CHECK

When you have made your investment by check, you cannot redeem any portion of it until the Transfer Agent is satisfied that the check has cleared (which may require up to 15 business days). You can avoid this delay by purchasing shares with a certified check, or by wire.

SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------

UNDELIVERABLE OR UNCASHED CHECKS

Any check tendered in payment of a redemption transaction that cannot be delivered by the post office or which remains uncashed for more than six months may be reinvested in the shareholder's account at the then-current NAV.



Any check tendered in payment of dividends or other distributions that cannot be delivered by the post office or which remains uncashed for more than six months may be reinvested in the shareholder's account at the then-current NAV, and the dividend option may be changed from cash to reinvest. Distributions are reinvested on the ex- date at the NAV determined at the close of business on that date. No interest will accrue on amounts represented by uncashed redemption checks.


CLOSING OF SMALL ACCOUNTS

If your account falls below $1,000 because of redemptions, the Fund may ask you to increase your balance. If it is still below the minimum after 30 days, the Fund may close your account and send you the proceeds at the current NAV.

EXCHANGING YOUR SHARES
--------------------------------------------------------------------------------

EXCHANGING YOUR SHARES

You may exchange your Institutional shares for Institutional shares of any other Fifth Third Fund. No transaction fees are charged for exchanges. Be sure to read the Prospectus carefully of any Fund into which you wish to exchange shares.

You must meet the minimum investment requirements for the Fund into which you are exchanging. Exchanges from one Fund to another are taxable for investors subject to federal or state income taxation.

INSTRUCTIONS FOR EXCHANGING SHARES

For accounts held at the Funds, please call 1-800-282-5706, or write to Fifth Third Funds, P.O. Box 182706, Columbus, Ohio 43218-2706 or via express mail to:
Fifth Third Funds, c/o BISYS Fund Services, 3435 Stelzer Road, Columbus, Ohio 43219-3035.

For account holders at other financial institutions, contact your investment representative at your financial institution.

NOTES ON EXCHANGES

In order to prevent excessive short-term or other abusive trading practices, the Funds may reject exchanges, or change or terminate rights to exchange shares at any time.

Shares of the new Fund must be held under the same account name, with the same registration and tax identification numbers, as shares of the old Fund.

The Exchange Privilege may be changed or eliminated at any time.

The Exchange Privilege is available only in states where shares of the Funds may be sold.

All exchanges are based on the relative net asset value next determined after the exchange order is received by the Funds.

DIVIDENDS AND CAPITAL GAINS
--------------------------------------------------------------------------------

All dividends and capital gains will be automatically reinvested unless you request otherwise. You can receive them in cash or by electronic funds transfer to your bank account if you are not a participant in an IRA account or in a tax qualified plan. There are no sales charges for reinvested distributions.

Dividends, if any, are declared daily and paid monthly. Capital gains, if any, are distributed at least annually. No Fund expects to pay capital gains.

Distributions are made on a per share basis regardless of how long you've owned your shares. Therefore, if you invest shortly before the distribution date, some of your investment will be returned to you in the form of a taxable distribution.

SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------

TAXATION
--------------------------------------------------------------------------------

FEDERAL INCOME TAX

TAXATION OF SHAREHOLDER TRANSACTIONS

A sale, exchange or redemption of Fund Shares may result in taxable gain or loss to the Shareholder. However, because the Funds, as money market funds, seek to preserve the value of investments at $1.00 per share, it is unlikely that such a sale, exchange, or redemption will result in such a taxable gain or loss.

TAXATION OF DISTRIBUTIONS

Each Fund expects to distribute substantially all of its net investment income (including net realized capital gains and tax-exempt interest income, if any) to its shareholders at least annually. Unless otherwise exempt or as discussed below, shareholders are required to pay federal income tax on any dividends and other distributions, including capital gains distributions received. This applies whether dividends and other distributions are received in cash or reinvested in additional shares. For federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than how long a shareholder has owned his or her shares. Distributions of net capital gain (that is, the excess of net long-term capital gains over net short-term capital losses) from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends will be taxable as long-term capital gains. However, as money market funds, it is unlikely that the Funds will distribute long-term capital gains. Distributions of gains from the sale of investments that the Fund owned for one year or less will be taxable as ordinary income. Distributions are taxable to shareholders even if they are paid from income or gains earned by a Fund before a shareholder's investment (and thus were included in the price paid). See the Statement of Additional Information for further details.

ADDITIONAL TAX INFORMATION FOR MICHIGAN MUNICIPAL MONEY MARKET FUND

If, at the end of each quarter of its taxable year, at least 50% of the value of a Fund's assets consists of obligations the interest on which is exempt from federal income tax, the Fund may pay "exempt-interest dividends" to its shareholders. Generally, exempt-interest dividends will be excluded from gross income for federal income tax purposes but may be subject to federal alternative minimum tax, state and local taxes. Exempt-interest dividends attributable to investments in certain "private activity" bonds will be treated as tax preference items in computing the alternative minimum tax. Also, a portion of all other exempt-interest dividends earned by a corporation may be subject to the alternative minimum tax.

If a shareholder receives an exempt-interest dividend with respect to any share and such share is held by the shareholder for six months or less, any loss on the sale or exchange of such share will be disallowed to the extent of the amount of such exempt-interest dividend. In certain limited instances, the portion of Social Security or Railroad Retirement benefits that may be subject to federal income taxation may be affected by the amount of tax-exempt interest income, including exempt-interest dividends, received by a shareholder. Shareholders who receive Social Security or Railroad Retirement benefits, should consult their tax advisors to determine what effect, if any, an investment in the Funds may have on the federal taxation of their benefits.

Distributions, if any, derived from net capital gains will generally be taxable as long-term capital gains. The Fifth Third Michigan Municipal Money Market Fund may pay such capital gains distributions from time to time. Dividends, if any, derived from taxable interest income and any distributions of short-term capital gains will be taxable to shareholders as ordinary income.

The Fifth Third Michigan Municipal Money Market Fund may invest as much as 100% of its assets in municipal securities issued to finance private activities, the interest on which is a tax preference item for purposes of the alternative minimum tax.

Interest on indebtedness incurred by a shareholder to purchase or carry shares of the Municipal Securities Funds generally will not be deductible for federal income tax purposes.

SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------

STATE AND LOCAL TAXES

Shareholders may also be subject to state and local taxes on distributions and redemptions. Under state or local law, distributions of investment income may be taxable to shareholders as dividend income even though a substantial portion of such distribution may be derived from interest excluded from gross income for federal income tax purposes that, if received directly, would be exempt from such income taxes. State laws differ on this issue, and shareholders are urged to consult their own tax advisors regarding the taxation of their investments under state and local tax laws.

Because the Fifth Third Michigan Municipal Money Market Fund intends to invest substantially all of its assets in tax-exempt obligations of the State of Michigan or its political subdivisions, shareholders who are subject to Michigan state income tax will generally not be subject to tax on dividends paid by these Funds to the extent that the dividends are attributable to interest income from these obligations. Shareholders should consult their tax advisors regarding the tax status of distributions in their state and locality.



This is a brief summary of certain income tax consequences relating to an investment in the Funds. The Statement of Additional Information provides further details regarding taxation. Shareholders are urged to consult their own tax advisors regarding the taxation of their investments under federal, state and local laws.

ADDITIONAL INFORMATION ABOUT THE FUNDS
--------------------------------------------------------------------------------

ADDITIONAL COMPENSATION TO SERVICING AGENTS

The Advisor and/or its affiliates may pay amounts from their own assets to selling or servicing agents of the Funds for distribution-related activities, shareholder servicing, or other services they provide. These amounts may be fixed dollar amounts, a percentage of sales, a percentage of assets, or any combination thereof, and may be up-front or ongoing payments or both. Agents may agree to provide a variety of shareholder servicing services, marketing related services, or access advantages to the Funds, including, for example, presenting the Funds on "approved" or "select" lists, in return for these payments. Selling or servicing agents, in turn, may pay some or all of these amounts to their employees who recommend or sell Fund shares or allocate or invest client assets among different investment options.

In addition, the Advisor and/or its affiliates may pay amounts from their own assets for services provided and costs incurred by third parties of a type that would typically be provided or incurred directly by Fifth Third Funds' transfer agent. The Fifth Third Funds also may pay amounts to third party intermediaries, including selling and servicing agents, for providing these types of services or incurring these types of costs.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------


The financial highlights table is intended to help you understand the Funds' financial performance for the past five years or the period of each Fund's operations, if shorter. Certain information reflects financial results for a single Fund share. The total returns in the tables represent the rate that an investor would have earned or lost on an investment in a Fund (assuming reinvestment of all dividends and distributions). The information for the Funds has been audited by PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP's report, along with the Funds' financial statements, is incorporated by reference in the SAI, which is available upon request.

                     [THIS PAGE IS INTENTIONALLY LEFT BLANK]

FIFTH THIRD FUNDS
FINANCIAL HIGHLIGHTS
(FOR A SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                                             NET REALIZED
                                                            NET ASSET                       AND UNREALIZED         LESS
                                                             VALUE,             NET             GAINS/         DISTRIBUTIONS
                                                           BEGINNING         INVESTMENT      (LOSSES) FROM          TO
                                                            OF PERIOD          INCOME         INVESTMENTS      SHAREHOLDERS
-------------------------------------------------------------------------------------------------------------------------------
PRIME MONEY MARKET FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                            $1.00              0.02            --                 (0.02)
Year ended 7/31/03                                            $1.00              0.01            --^                (0.01)
Year ended 7/31/04                                            $1.00              0.01            --^                (0.01)
Year ended 7/31/05                                            $1.00              0.02            --^                (0.02)
Year ended 7/31/06                                            $1.00              0.04            --^                (0.04)
-------------------------------------------------------------------------------------------------------------------------------
GOVERNMENT MONEY MARKET FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                            $1.00              0.02            --                 (0.02)
Year ended 7/31/03                                            $1.00              0.01            --^                (0.01)
Year ended 7/31/04                                            $1.00                --^           --^                   --^
Year ended 7/31/05                                            $1.00              0.02            --^                (0.02)
Year ended 7/31/06                                            $1.00              0.04            --^                (0.04)
-------------------------------------------------------------------------------------------------------------------------------
MICHIGAN MUNICIPAL MONEY MARKET FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                            $1.00              0.01            --                 (0.01)
Year ended 7/31/03                                            $1.00              0.01            --                 (0.01)
Year ended 7/31/04                                            $1.00              0.01            --                 (0.01)
Year ended 7/31/05                                            $1.00              0.01            --^                (0.01)
Year ended 7/31/06                                            $1.00              0.03            --^                (0.03)
-------------------------------------------------------------------------------------------------------------------------------
                                                                                             RATIOS/SUPPLEMENTAL DATA
                                                                             ------------------------------------------------------
                                                                                            RATIOS OF     RATIOS OF       RATIOS OF
                                                                                NET         EXPENSES          NET         EXPENSES
                                                    NET ASSET                  ASSETS,         TO         INVESTMENT         TO
                                                     VALUE,                    END OF        AVERAGE        INCOME         AVERAGE
                                                     END OF      TOTAL         PERIOD          NET        TO AVERAGE         NET
                                                     PERIOD      RETURN       (000'S)         ASSETS       NET ASSETS     ASSETS (a)
------------------------------------------------------------------------------------------------------------------------------------
PRIME MONEY MARKET FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                    $1.00       2.02%     $1,732,204       0.55%          1.86%         0.65%
Year ended 7/31/03                                    $1.00       1.02%     $1,565,589       0.54%          1.02%         0.65%
Year ended 7/31/04                                    $1.00       0.65%     $1,064,622       0.54%          0.64%         0.66%
Year ended 7/31/05                                    $1.00       1.91%     $  958,735       0.54%          1.86%         0.65%
Year ended 7/31/06                                    $1.00       3.97%     $  563,551       0.54%          3.81%         0.66%
------------------------------------------------------------------------------------------------------------------------------------
GOVERNMENT MONEY MARKET FUND INSTITUTIONAL SHARES
Year ended 7/31/02                                    $1.00       1.79%     $  279,059       0.65%          1.75%         0.69%
Year ended 7/31/03                                    $1.00       0.92%     $  275,107       0.61%          0.84%         0.66%
Year ended 7/31/04                                    $1.00       0.47%     $  173,865       0.62%          0.47%         0.67%
Year ended 7/31/05                                    $1.00       1.75%     $  144,028       0.58%          1.70%         0.67%
Year ended 7/31/06                                    $1.00       3.79%     $  127,537       0.58%          3.73%         0.68%
------------------------------------------------------------------------------------------------------------------------------------
MICHIGAN MUNICIPAL MONEY MARKET FUND
   INSTITUTIONAL SHARES
Year ended 7/31/02                                    $1.00       1.41%     $  292,618       0.54%          1.41%         0.65%
Year ended 7/31/03                                    $1.00       0.88%     $  247,805       0.54%          0.88%         0.67%
Year ended 7/31/04                                    $1.00       0.59%     $  197,225       0.54%          0.59%         0.67%
Year ended 7/31/05                                    $1.00       1.45%     $  164,404       0.54%          1.42%         0.67%
Year ended 7/31/06                                    $1.00       2.65%     $  189,695       0.54%          2.63%         0.67%
------------------------------------------------------------------------------------------------------------------------------------

NOTES TO FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
(a) During various periods, certain fees were reduced. the ratios shown do not include these fee reductions.


^    Amount less than $0.005.



                                  22-23 SPREAD

ADDRESSES
--------------------------------------------------------------------------------

Fifth Third Funds                                                               Fifth Third Funds
Money Market Mutual Funds                                                       3435 Stelzer Road
Institutional Shares                                                            Columbus, Ohio 43219
------------------------------------------------------------------------------------------------------------------------------------

Investment Advisor, Administrator and Accountant                                Fifth Third Asset Management, Inc.
                                                                                38 Fountain Square Plaza
                                                                                Cincinnati, Ohio 45263

------------------------------------------------------------------------------------------------------------------------------------

Distributor                                                                     Fifth Third Funds Distributor, Inc.
                                                                                3435 Stelzer Road
                                                                                Columbus, Ohio 43219
------------------------------------------------------------------------------------------------------------------------------------


Custodian                                                                       Fifth Third Bank
                                                                                38 Fountain Square Plaza
                                                                                Cincinnati, Ohio 45263

------------------------------------------------------------------------------------------------------------------------------------

Sub-Administrator                                                               BISYS Fund Services Limited Partnership
                                                                                3435 Stelzer Road
                                                                                Columbus, Ohio 43219
------------------------------------------------------------------------------------------------------------------------------------

Transfer and Dividend Disbursing Agent                                          BISYS Fund Services Ohio, Inc.
  and Sub-Accountant                                                            3435 Stelzer Road
                                                                                Columbus, Ohio 43219
------------------------------------------------------------------------------------------------------------------------------------


Independent Registered Public Accounting Firm                                   PricewaterhouseCoopers LLP
                                                                                100 East Broad Street
                                                                                Suite 2100
                                                                                Columbus, Ohio 43215

------------------------------------------------------------------------------------------------------------------------------------

The following additional information is available to you upon request and without charge.

Annual/Semi-annual Reports:

The Funds' annual and semi-annual reports to shareholders contain additional information on the Funds' investments. The Funds' annual reports also contain discussions of the market conditions and investment strategies that significantly affected the Funds'performance during each Fund's last fiscal year.

Statement of Additional Information (SAI): The SAI provides more detailed information about the Funds, including their operations and investment policies. It is incorporated by reference and is legally considered a part of this prospectus.

--------------------------------------------------------------------------------
YOU CAN GET FREE COPIES OF ANNUAL AND SEMI-ANNUAL REPORTS, THE SAI, PROSPECTUSES OF OTHER FIFTH THIRD FUNDS, OR REQUEST OTHER INFORMATION AND DISCUSS YOUR QUESTIONS ABOUT THE FUNDS BY CONTACTING A BROKER OR OTHER FINANCIAL INSTITUTION THAT SELLS THE FUNDS. IN ADDITION, YOU MAY CONTACT THE FUNDS AT:

                                FIFTH THIRD FUNDS
                                3435 STELZER ROAD
                              COLUMBUS, OHIO 43219
                            TELEPHONE: 1-800-282-5706
                          INTERNET: HTTP://WWW.53.COM*
--------------------------------------------------------------------------------

               *The Funds' website is not part of this Prospectus.

You can review the annual and semi-annual reports and the SAI at the Public Reference Room of the Securities and Exchange Commission. You can get copies:

     o For a fee, by writing the Public Reference Section of the Commission, Washington, D.C. 20549-0102 or calling 1-202-942-8090, or by electronic request, by e-mailing the Commission at the following address: publicinfo@sec.gov.

     o At no charge on the EDGAR Database on the Commission's Website at http://www.sec.gov.

                                       Investment Company Act file no. 811-5669.

                             Logo: Fifth Third Funds